Exhibit 99.1



The registrant is aware of material noncompliance with the requirement of
Section 121(B)(2)(c) regarding the composition of the Board of Directors for Small Business Issuers. The American Stock Exchange requires the Board of Directors be comprised of at least at least 50% independent directors pursuant to Section 121(B)(2)(c) of the Amex Company Guide.

The registrant has until April 5, 2007 to cure the registrant's noncompliance and expects to announce the appointment of an independent director prior to that deadline. This will bring the registrant into compliance with the Exchange.